DUFF & PHELPS GLOBAL UTILITY INCOME FUND INC.

ARTICLES SUPPLEMENTARY CREATING SERIES A, SERIES B AND SERIES C OF

FLOATING RATE MANDATORY REDEEMABLE PREFERRED SHARES

  DUFF & PHELPS GLOBAL UTILITY INCOME FUND INC., a Maryland corporation having its principal Maryland office in the City of Baltimore (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FOURTH of its charter (which as hereafter amended, restated and supplemented from time to time is referred to herein, together with these Articles Supplementary, as the "Charter"), the Board of Directors has classified out of the Corporation's authorized and unissued stock and has authorized the creation and issuance of 4,000,000 Floating Rate Mandatory Redeemable Preferred Shares, par value $.001 per share, liquidation preference $25.00 per share, to be issued initially in three series, designated respectively as Floating Rate Mandatory Redeemable Preferred Shares, Series A; Floating Rate Mandatory Redeemable Preferred Shares, Series B; and Floating Rate Mandatory Redeemable Preferred Shares, Series C (each such series being referred to herein as a series of "MRP Shares" and all such series, together with any additional series of Floating Rate Mandatory Redeemable Preferred Shares that may be classified and designated by the Board of Directors of the Corporation as provided herein, being referred to collectively as "MRP Shares").

  SECOND:  The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption, of the MRP Shares (which, upon any restatement of the Charter, shall become part of Article FOURTH of the Charter, with any necessary or appropriate renumbering or relettering of the sections or subsections hereof) are as follows:
DESIGNATION
  FLOATING RATE MANDATORY REDEEMABLE PREFERRED SHARES, SERIES A: A series of 800,000 shares of Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Floating Rate Mandatory
Redeemable Preferred Shares, Series A" (the "Series A MRP
Shares").  Each Series A MRP Share shall be issued on the
Original Issue Date.  The initial Dividend Period for the Series
A MRP Shares shall be the period from and including the Original
Issue Date to and including September 30, 2015.  Each Series A
MRP Share shall have a dividend rate equal to the Series A
Applicable Rate from time to time, and shall have such other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other
distributions, qualifications, and terms and conditions of
redemption, in addition to those required by applicable law or set forth in the Charter applicable to Preferred Stock of the Corporation, as are set forth in these Articles Supplementary.
The Series A MRP Shares shall constitute a separate series of
Preferred Stock of the Corporation, and each Series A MRP Share shall be identical.
  FLOATING RATE MANDATORY REDEEMABLE PREFERRED SHARES, SERIES B: A series of 1,600,000 shares of Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share plus
accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Floating Rate
Mandatory Redeemable Preferred Shares, Series B" (the "Series B
MRP Shares").  Each Series B MRP Share shall be issued on the
Original Issue Date.  The initial Dividend Period for the Series
B MRP Shares shall be the period from and including the Original
Issue Date to and including September 30, 2015.  Each Series B
MRP Share shall have a dividend rate equal to the Series B
Applicable Rate from time to time, and shall have such other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other
distributions, qualifications, and terms and conditions of
redemption, in addition to those required by applicable law or set forth in the Charter applicable to Preferred Stock of the Corporation, as are set forth in these Articles Supplementary.
The Series B MRP Shares shall constitute a separate series of
Preferred Stock of the Corporation, and each Series B MRP Share shall be identical.
  FLOATING RATE MANDATORY REDEEMABLE PREFERRED SHARES, SERIES C: A series of 1,600,000 shares of Preferred Stock, par value $.001 per share, liquidation preference $25.00 per share plus
accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated "Floating Rate
Mandatory Redeemable Preferred Shares, Series C" (the "Series C
MRP Shares").  Each Series C MRP Share shall be issued on the
Original Issue Date.  The initial Dividend Period for the Series
C MRP Shares shall be the period from and including the Original
Issue Date to and including September 30, 2015.  Each Series C
MRP Share shall have a dividend rate equal to the Series C
Applicable Rate from time to time, and shall have such other preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other
distributions, qualifications, and terms and conditions of
redemption, in addition to those required by applicable law or set forth in the Charter applicable to Preferred Stock of the Corporation, as are set forth in these Articles Supplementary.
The Series C MRP Shares shall constitute a separate series of
Preferred Stock of the Corporation, and each Series C MRP Share shall be identical.
  The Board of Directors of the Corporation may, in the
future, by resolution duly adopted, without stockholder approval
(except as otherwise provided by these Articles Supplementary or required by applicable law), classify additional shares out of the Corporation's authorized and unissued Preferred Stock as one or more additional series of MRP Shares, with the same
preferences, conversion and other rights, voting powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption and other terms herein
described, except that the Original Issue Date, initial Dividend
Period and Applicable Rate pertaining to the MRP Shares of each such additional series, and any other changes in the terms
herein set forth, shall be as set forth in the Articles
Supplementary with respect to such additional series.
  As used herein, capitalized terms not otherwise defined
herein shall have the meanings provided in Section 12 hereof.
SECTION 1.	RANKING.
	(a)	The MRP Shares shall rank on a parity with shares of any
other series of Preferred Stock as to the payment of dividends to which the shares are entitled and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.
	(b)	No Holder of MRP Shares shall have, solely by reason of
being a Holder, any preemptive right, or, unless otherwise
determined by the Board of Directors, other right to acquire, purchase or subscribe for any Preferred Stock, Common Stock or other securities of the Corporation which it may hereafter issue or sell.
SECTION 2.	DIVIDENDS.
	(a)	The Holders of MRP Shares shall be entitled to receive
quarterly cumulative cash dividends, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available therefor, at the rate per annum equal to the Dividend Rate, and no more, payable on the respective dates determined as set forth in paragraph (b) of this
Section 2.  Dividends on Outstanding MRP Shares shall accumulate from the Original Issue Date.
	(b)	(i) Dividends on MRP Shares shall be payable quarterly
when, as and if authorized by the Board of Directors and
declared by the Corporation beginning on the initial Dividend
Payment Date with respect to the initial Dividend Period, and on the applicable Dividend Payment Date with respect to each
subsequent Dividend Period.
	(ii)	Except as otherwise set forth herein, the Corporation
shall deposit irrevocably in trust with the Paying Agent not later than 3:00 p.m., New York City time, on the Business Day next preceding each Dividend Payment Date an amount of same-day funds equal to the aggregate amount of dividends to be paid to all Holders of MRP Shares on such Dividend Payment Date and the
Holders shall have received such funds on such Dividend Payment
Date.  The Corporation shall not be required to establish any reserves for the payment of dividends.
	(iii)	Each dividend on MRP Shares shall be paid on the
Dividend Payment Date therefor to the Holders thereof as their names appear in the record books of the Corporation at the close of business on the fifth (5th) day prior to such Dividend
Payment Date (or if such day is not a Business Day, the next preceding Business Day).  Dividends in arrears for any past
Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the share ledger or share records of the Corporation at the close of business on a date, not
exceeding five (5) calendar days preceding the payment date
thereof, as may be fixed by the Board of Directors.  No interest will be payable in respect of any dividend payment or payments which may be in arrears.
	(c)	(i) Subject to the provisions of Sections 2(c)(ii) and
2(c)(iii) below, the dividend rate applicable to a series of MRP
Shares (the "Dividend Rate") with respect to each Dividend
Payment Date shall be determined as follows:
	(A)	If on the first day of the Dividend Period
immediately preceding such Dividend Payment Date the MRP
Shares of such series are rated no lower than "A" by Fitch
(and no lower than the equivalent of such rating by any
Other Rating Agency), the Dividend Rate for such series of
MRP Shares shall be the Applicable Rate.
	(B)	If on the first day of the Dividend Period
immediately preceding such Dividend Payment Date the MRP
Shares of such series are rated lower than "A" by Fitch (or lower than the equivalent of such rating by any Other
Rating Agency), the Dividend Rate for such series of MRP
Shares shall be the Applicable Rate plus the enhanced dividend amount (which shall not be cumulative) set forth opposite the lowest of such ratings in the table below.
FITCH RATING

ENHANCED DIVIDEND AMOUNT
"A-"                   0.5%
"BBB+" to "BBB-"       2.0%
"BB+" or below         4.0%

	(C)	The Corporation shall, at all times, use its
reasonable best efforts to cause at least one NRSRO to
maintain a current long-term credit rating on each series
of the MRP Shares for so long as such series is
Outstanding.  If, notwithstanding the foregoing, no Rating
Agency is rating a series of MRP Shares, the Dividend Rate
(so long as no such rating exists) for such series of MRP
Shares shall be equal to the Applicable Rate plus 4.0%
unless the Dividend Rate is the Default Rate, in which case
the Dividend Rate shall remain the Default Rate.
	(ii)	Subject to the cure provisions of Section 2(c)(iii)
below, a "Default Period" will commence on any Dividend Payment
Date or any Redemption Date if the Corporation fails to deposit irrevocably in trust with the Paying Agent not later than 3:00
p.m., New York City time, an amount of same-day funds equal to
(A) the full amount of any dividend payable on such Dividend
Payment Date (a "Dividend Default") or (B) the full amount of any redemption price payable on such Redemption Date (a
"Redemption Default") and the Holders have not received such funds on the same Business Day.  Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a
Dividend Default or a Redemption Default shall end on the
Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid redemption price shall have been deposited irrevocably in trust, in same-day funds, with the
Paying Agent (and the Holders have received such funds on the same Business Day).  In the case of a Dividend Default or a
Redemption Default, the Dividend Rate for each day during the
Default Period shall be equal to the Default Rate.
	(iii)	No Default Period with respect to a Dividend Default or
Redemption Default (if such default is not solely due to the willful failure of the Corporation) shall be deemed to have
commenced if the amount of any dividend or any redemption price due is deposited irrevocably in trust, in same-day funds, with the Paying Agent (and the Holders have received such funds on the same Business Day) within three (3) Business Days (the
"Default Rate Cure Period") after the applicable Dividend
Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days within the Default Rate Cure
Period divided by 360.
	(iv)	The amount of dividends per share payable on each
Dividend Payment Date shall be computed by multiplying the
Dividend Rate for the immediately preceding Dividend Period by a fraction, the numerator of which shall be 90 and the denominator of which shall be 360, multiplying the amount so obtained by the
MRP Liquidation Preference Amount, and rounding the amount so obtained to the nearest cent.  Dividends payable on any MRP
Shares for any period of less than a full quarterly Dividend
Period including in connection with the first Dividend Period or upon any redemption of such shares on any date other than on a
Dividend Payment Date, shall be computed by multiplying the
Dividend Rate for such period by a fraction, the numerator of which shall be the actual number of days in such period and the denominator of which shall be 360, multiplying the amount so obtained by the MRP Liquidation Preference Amount, and rounding the amount so obtained to the nearest cent.
	(d)	Any dividend payment made on MRP Shares shall first be
credited against the earliest accumulated but unpaid dividends due with respect to such MRP Shares.
	(e)	For so long as any MRP Shares are Outstanding, except as
contemplated herein, the Corporation will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares of capital stock, if any, ranking junior to the
MRP Shares as to dividends or upon liquidation) with respect to
Common Shares or any other shares of the Corporation ranking junior to or on a parity with the MRP Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Corporation ranking junior to the MRP Shares as to dividends and upon liquidation) or any such parity shares
(except by conversion into or exchange for shares of the
Corporation ranking junior to or on a parity with the MRP Shares as to dividends and upon liquidation), unless (1) immediately after such transaction the Corporation would satisfy the MRP
Shares Asset Coverage Test and the MRP Shares
Overcollateralization Test, (2) full cumulative dividends on the
MRP Shares due on or prior to the date of the transaction have been declared and paid to the Holders of MRP Shares, and (3) the Corporation has redeemed the full number of MRP Shares required to be redeemed by any provision for mandatory redemption
contained in Section 3(a) (without regard to the provisions of the Special Proviso).
SECTION 3.	REDEMPTION.
	(a)	(i) The Corporation may, at its option, redeem in whole
or in part out of funds legally available therefor, MRP Shares at any time and from time to time, upon not less than
30 calendar days' nor more than 35 calendar days' notice as
provided in Section 3(c), at a redemption price per share equal to the sum of (A) the MRP Liquidation Preference Amount plus accumulated but unpaid dividends and distributions on each MRP
Share to be redeemed (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the date fixed for redemption, plus (B) the Early Redemption
Amount then applicable, if any.
	(ii)	If the Corporation fails to satisfy (1) the MRP Shares
Asset Coverage Test as of the last day of any month or (2) the
MRP Shares Overcollateralization Test as of any Valuation Date,
and any such failure is not cured as of the close of business on the applicable Cure Date, the Corporation shall, subject to
Section 3(a)(iii), redeem MRP Shares at a redemption price per share equal to the sum of (A) the MRP Liquidation Preference
Amount plus accumulated but unpaid dividends and distributions on each MRP Share to be redeemed (whether or not earned or
declared by the Corporation, but excluding interest thereon) to, but excluding, the date fixed for redemption, plus (B) an
additional amount equal to the lesser of (1) 1% of the MRP
Liquidation Preference Amount or (2) the Early Redemption Amount
then applicable, if any.  The number of MRP Shares to be
redeemed in such circumstances will be equal to the product of
(I) the quotient of the number of Outstanding MRP Shares divided by the aggregate number of outstanding Preferred Shares of the Corporation (including the MRP Shares) which have an asset coverage test greater than or equal to 225% multiplied by
(II) the minimum number of outstanding Preferred Shares of the Corporation (including the MRP Shares) the redemption of which, if deemed to have occurred immediately prior to the opening of business on the applicable Cure Date, would result in the
Corporation satisfying the MRP Shares Asset Coverage Test or the
MRP Shares Overcollateralization Test, as the case may be, as of such Cure Date (provided that, if there is no such number of MRP
Shares the redemption of which would have such result, the
Corporation shall, subject to Section 3(a)(iii), redeem all MRP
Shares then Outstanding). Notwithstanding the foregoing, if the Corporation satisfies the MRP Asset Coverage Test and the MRP Overcollateralization Test as of the applicable Cure Date before taking into account any redemptions of Preferred Shares, the
Corporation shall not be obligated to redeem any Preferred
Shares under this Section 3(a)(ii).
	(iii)	The Corporation shall effect any redemption pursuant to
subparagraph (a)(ii) of this Section 3 not less than 30 calendar days and not more than 35 calendar days after the Cure Date (the "Mandatory Redemption Date"), provided, that if the Corporation
(1) does not have funds legally available for the redemption of, or (2) is not otherwise legally permitted to redeem, the number of MRP Shares which would be required to be redeemed by the
Corporation under subparagraph (a)(ii) of this Section 3 if
sufficient funds were available, together with shares of other
Preferred Shares which are subject to mandatory redemption under provisions similar to those contained in this Section 3(a) (the foregoing provisions of clauses (1) and (2) of this proviso being referred to as the "Special Proviso"), the Corporation shall redeem the MRP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which the Corporation has such funds available and is not otherwise prohibited from making such redemption under applicable laws
(the "Delayed Redemption Date"), upon notice given pursuant to
Section 3(c) to Holders of the MRP Shares to be redeemed and to the Paying Agent.
	(iv)	The Corporation shall redeem all Outstanding Series A
MRP Shares, Series B MRP Shares and Series C MRP Shares on the respective Term Redemption Dates at the MRP Liquidation
Preference Amount plus accumulated but unpaid dividends and distributions thereon (whether or not earned or declared by the Corporation, but excluding interest thereon), to, but excluding, the respective Term Redemption Dates.
	(v)	With respect to any redemption required under
subparagraphs (ii), (iii) or (iv) of this Section 3(a), the
Corporation shall deposit irrevocably in trust with the Paying
Agent an amount of same-day funds sufficient to redeem the
specified number of MRP Shares, not later than 3:00 p.m.,
New York City time, on the Business Day next preceding the
Mandatory Redemption Date, the Delayed Redemption Date or the
Term Redemption Date, as the case may be, and the Holders shall have received such Funds on the Mandatory Redemption Date, the
Delayed Redemption Date or the Term Redemption Date, as the case may be.
	(b)	If fewer than all of the Outstanding shares of a series
of MRP Shares are to be redeemed pursuant to any provision of
Section 3(a), the Corporation shall allocate the number of
shares to be redeemed pro rata among all Holders of MRP Shares of such series in proportion to the number of MRP Shares of such series held by such Holders.
	(c)	In the event of any redemption pursuant to Section 3(a),
the Corporation will file a notice of its intention to redeem with the Commission under Rule 23c-2 under the 1940 Act or any successor provision to the extent applicable. In addition, the Corporation shall deliver a notice of redemption (the "Notice of Redemption") containing the information set forth below to the
Holders of MRP Shares to be redeemed not less than 30 calendar days and not more than 35 calendar days prior to the applicable redemption date. The Notice of Redemption shall be addressed to the Paying Agent and to the Holders of MRP Shares at their
addresses appearing in the record books of the Corporation.
Such Notice of Redemption shall set forth (1) the date fixed for redemption, (2) the number and identity of MRP Shares to be redeemed, (3) the redemption price (specifying the amount of accumulated dividends to be included therein and the amount of the redemption premium, if any), (4) that dividends on the
shares to be redeemed will cease to accumulate on such date
fixed for redemption, and (5) the provision of these Articles Supplementary under which redemption shall be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.
	(d)	Notwithstanding the provisions of Section 3(a), but
subject to Section 5(b), no MRP Shares may be redeemed unless all dividends in arrears on the Outstanding MRP Shares and all shares of capital stock of the Corporation ranking on a parity with the MRP Shares with respect to payment of dividends or upon liquidation have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing shall not prevent the purchase or acquisition of all Outstanding MRP
Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all Outstanding MRP Shares.
	(e)	Provided that Notice of Redemption has been given to the
Paying Agent and the Holders of the MRP Shares in accordance with Section 3(c), upon the deposit irrevocably in trust with the Paying Agent (and the receipt of such funds by the Holders), on or prior to the date fixed for redemption, of same-day funds in an amount sufficient to redeem the number of MRP Shares to be redeemed, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of
calculating whether the Corporation has satisfied the MRP Shares
Asset Coverage Test or the MRP Shares Overcollateralization
Test), and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such
Holders to receive the redemption price specified herein, but without any interest or other additional amount.  Such
redemption price shall be paid by the Paying Agent to the
Holders and, upon written request, the Corporation shall be
entitled to receive from the Paying Agent, promptly after the date fixed for redemption (and after the Holders have received all amounts to which such Holders are entitled), any cash
deposited with the Paying Agent in excess of (1) the aggregate redemption price of the MRP Shares called for redemption on such date and (2) such other amounts, if any, to which Holders of MRP
Shares called for redemption may be entitled. Any funds so
deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Corporation upon its written request, after which time the Holders so called for redemption may look only to the
Corporation for payment of the redemption price and all other amounts, if any, to which they may be entitled.
	(f)	To the extent that any redemption for which a Notice of
Redemption has been given is not made by reason of the Special
Proviso, such redemption shall be made as soon as practicable to the extent such funds become legally available or such
redemption is no longer otherwise prohibited.  Failure to redeem
MRP Shares shall be deemed to exist when the Corporation shall have failed, for any reason whatsoever, to pay the holders of
MRP Shares the redemption price with respect to any shares for which such Notice of Redemption has been given in accordance with Sections 3 hereof.  Notwithstanding the fact that the
Corporation may not have redeemed MRP Shares for which a Notice of Redemption has been given, dividends may be declared and paid on MRP Shares and shall include those MRP Shares (x) for which
Notice of Redemption has been given but as to which the
Corporation shall not have deposited irrevocably in trust with the Paying Agent same-day funds in an amount sufficient to
effect such redemption and (y) for which Notice of Redemption has been given but as to which the Holders have not received an amount sufficient to effect such redemption.
	(g)	The Corporation is required to deposit funds with the
Paying Agent in accordance with the terms of these Articles Supplementary for the benefit of the Holders of MRP Shares and such funds will be held in trust by the Paying Agent for the benefit of such Holders.  For the avoidance of doubt, if the
Corporation irrevocably deposits such funds with the Paying
Agent in accordance with the terms of these Articles
Supplementary and the Holders of MRP Shares do not receive such funds for any reason whatsoever, the Corporation agrees to pay such funds directly to the Holders of MRP Shares in a timely manner.
	(h)	Except for the provisions described above, nothing
contained in these Articles Supplementary limits any right of the Corporation to purchase or otherwise acquire any MRP Shares at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, provided that, at the time of any such purchase, (1) there is no arrearage in the payment of dividends on, or the redemption price with respect to, any MRP Shares for which Notice of
Redemption has been given, (2) the Corporation would satisfy the
MRP Shares Asset Coverage Test and the MRP Shares
Overcollateralization Test after giving effect to such purchase or acquisition and (3) any offer to purchase or otherwise
acquire any MRP Shares is made by the Corporation pro rata to all Holders of MRP Shares at the time outstanding upon the same terms and conditions.
	(i)	In the case of any redemption pursuant to this
Section 3, only whole MRP Shares shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Corporation or the Paying Agent, as applicable, shall be authorized to round up so that only whole shares are redeemed.
SECTION 4.	VOTING RIGHTS.
	(a)	Except for matters which do not require the vote of
Holders of MRP Shares under the 1940 Act and except as otherwise provided in the Charter or the Bylaws, herein or as otherwise required by applicable law, (1) each Holder of MRP Shares shall be entitled to one vote for each MRP Share held on each matter submitted to a vote of stockholders of the Corporation, and
(2) the holders of outstanding Preferred Shares and Common
Shares shall vote together as a single class on all matters
submitted to stockholders; provided, however, that the holders of outstanding Preferred Shares shall be entitled, as a class, to the exclusion of the holders of shares of all other classes of stock of the Corporation, to elect two directors of the
Corporation at all times.  Subject to the foregoing rights of the Holders of the MRP Shares, the identity and class (if the
Board of Directors is then classified) of the nominees for such directors may be fixed by the Board of Directors. Subject to paragraph (b) of this Section 4, the holders of Outstanding
Common Shares and Preferred Shares, voting together as a single class, shall elect the balance of the Directors.
	(b)	During any period in which any one or more of the
conditions described below shall exist (such period being
referred to herein as a "Voting Period"), the number of
directors constituting the Board of Directors shall
automatically increase by the smallest number that, when added to the two directors elected exclusively by the holders of
Preferred Shares, would constitute a majority of the Board of
Directors as so increased by such smallest number; and the
holders of Preferred Shares shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of the
Corporation), to elect such smallest number of additional
directors, together with the two directors that such holders are in any event entitled to elect.  A Voting Period shall commence:
	(i)	if at the close of business on any Dividend
Payment Date accumulated dividends (whether or not earned
or declared) on Preferred Shares equal to at least two full
years' dividends shall be due and unpaid; or
	(ii)	if at any time holders of any Preferred Shares
are entitled under the 1940 Act to elect a majority of the
directors of the Corporation.
If a Voting Period has commenced pursuant to Section 4(b)(i), the Voting Period shall not end until all such accumulated
dividends are paid to the holders of Preferred Shares or have been otherwise provided for in a manner approved by the
affirmative vote of a majority of all votes cast by the holders of the Preferred Shares, voting as a class on a one-
vote-per-share basis.  Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 4 shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the
further occurrence of any of the events described in this
paragraph (b) of Section 4.
	(c)	As soon as practicable after the accrual of any right of
the holders of Preferred Shares to elect additional directors as described in paragraph (b) of this Section 4, the Corporation shall call a special meeting of such holders, and mail a notice of such special meeting to such holders, such meeting to be held not less than 10 calendar days nor more than 30 calendar days after the date of mailing of such notice.  If the Corporation fails to send such notice or if a special meeting is not called at the expense of the Corporation, it may be called by any such holder on like notice.  The record date for determining the
holders entitled to notice of and to vote at such special
meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred
Shares held during a Voting Period at which directors are to be elected, such holders, voting as a separate class (to the
exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph (b) of this
Section 4 on a one-vote-per-share basis.
	(d)	The terms of office of all persons who are directors of
the Corporation at the time of a special meeting of Holders of the MRP Shares and holders of other Preferred Shares to elect directors shall continue, notwithstanding the election at such meeting by the Holders of the MRP Shares and such holders of other Preferred Shares of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the two incumbent directors elected by such
holders and the remaining incumbent directors, shall constitute the duly elected directors of the Corporation.
	(e)	Simultaneously with the termination of a Voting Period,
the terms of office of the additional directors elected by the
Holders of the MRP Shares and holders of other Preferred Shares pursuant to paragraph (b) of this Section 4 shall terminate, the number of directors constituting the Board of Directors shall decrease accordingly, the remaining directors shall constitute the directors of the Corporation and the voting rights of such holders to elect additional directors pursuant to paragraph (b)
of this Section 4 shall cease, subject to the provisions of the last sentence of paragraph (b) of this Section 4.
	(f)	So long as any of the MRP Shares are Outstanding, the
Corporation will not, without the affirmative vote of the
holders of a majority of the outstanding Preferred Shares
determined with reference to a "majority of outstanding voting securities" as that term is defined in Section 2(a)(42) of the
1940 Act (a "1940 Act Majority"), voting as a separate class:
	(i)	amend, alter or repeal (including by merger,
consolidation or otherwise) any of the preferences, rights
or powers of such class of Preferred Shares so as to
adversely affect such preferences, rights or powers;
	(ii)	amend, alter or repeal (including by merger,
consolidation or otherwise) any of the provisions of the
Charter or the Bylaws if such amendment, alteration or
repeal would adversely affect any privilege, preference,
right or power of the MRP Shares or the Holders thereof or
would restrict or limit the ability of the Corporation to
comply with the terms and provisions of the Securities
Purchase Agreement;
	(iii)	create, authorize or issue shares of any class or
series of capital stock, including any additional series of
MRP Shares, ranking on a parity with the Preferred Shares
with respect to the payment of dividends or the
distribution of assets upon dissolution, liquidation or
winding up of the affairs of the Corporation ("Parity
Shares"), or any securities convertible into, or warrants,
options or similar rights to purchase, acquire or receive,
Parity Shares or reclassify any authorized shares of
capital stock of the Corporation into Parity Shares;
provided, however, that, notwithstanding the foregoing, the
Board of Directors, without the vote or consent of the
holders of the Preferred Shares may from time to time
authorize, create and classify, and the Corporation, to the
extent permitted by the 1940 Act, may from time to time
issue, Parity Shares, and may authorize, reclassify and/or
issue any additional MRP Shares, including shares
previously purchased or redeemed by the Corporation, if,
upon issuance of such Parity Shares, (A) the Corporation
would satisfy the MRP Shares Asset Coverage Test and the
MRP Shares Overcollateralization Test and, in all material
respects, the other provisions of these Articles
Supplementary and (B) all accrued and unpaid dividends on
the MRP Shares shall have been paid in full and all
redemptions required in respect of the MRP Shares (without
regard to the Special Proviso) shall have been effectuated,
except to the extent the proceeds of the issuance of such
Preferred Shares are used to pay such dividends in full and
to effect all such redemptions; provided, further, that if
the holders of such Parity Shares have the benefit of any
rights substantially similar to Section 2(e),
Section 3(a)(ii), this Section 4(f)(iii) or Section 4(h)
which are additional to or more beneficial than the rights
of the Holders of MRP Shares under such sections, then
these Articles Supplementary shall be deemed to include
such additional or more beneficial rights for the benefit
of all Holders of MRP Shares.  Such rights incorporated
herein shall be terminated when and if terminated with
respect to such Parity Shares and shall be deemed amended
or modified concurrently with any amendment or modification
of such Parity Shares but, in no event, shall any such
termination, amendment or modification affect the remaining
rights of the Holders of MRP Shares;
	(iv)	liquidate or dissolve the Corporation;
	(v)	create, authorize, issue, incur or suffer to
exist any indebtedness for borrowed money or any direct or
indirect guarantee of such indebtedness for borrowed money
or any direct or indirect guarantee of such indebtedness,
except the Corporation may borrow and issue indebtedness as
may be permitted by the Corporation's investment
restrictions or as may be permitted by the 1940 Act;
provided, however, that transfers of assets by the
Corporation subject to an obligation to repurchase shall
not be deemed to be indebtedness for purposes of this
provision to the extent that after giving effect to any
such transaction the Corporation would satisfy the MRP
Shares Overcollateralization Test;
	(vi)	create, authorize or issue any shares of capital
stock of the Corporation which are senior to the Preferred
Shares with respect to the payment of dividends, the making
of redemptions, liquidation preference or the distribution
of assets of the Corporation, or any securities convertible
into, or warrants, options or similar rights to purchase,
acquire or receive, such shares of capital stock ranking
senior to the Preferred Shares or reclassify any authorized
shares of capital stock of the Corporation into any shares
ranking senior to the Preferred Shares; or
	(vii)	enter into, become a party to, be bound by or
adopt or allow to exist any agreement or instrument or any
evidence of indebtedness which contains restrictive
covenants intended to limit the right of the Corporation to
make dividends, distributions, redemptions or repurchases
of Preferred Shares(each a "Restricted Payment Covenant")
which are more restrictive than the most restrictive of the
provisions of Section 7.4 of the Credit Agreement, as such
Credit Agreement is in effect on August 24, 2015 other than
Restricted Payment Covenants that are more restrictive as a
result of (1) a change in the laws or regulations or the
Rating Agency Guidelines to which the Corporation is
subject or (2) dividends, distributions, redemptions or
repurchases of Preferred Shares being blocked or restricted
as a result of the occurrence of any default or event of
default (as such terms  are defined under any such
agreement or instrument).  For the avoidance of doubt, an
amendment to, or adoption of, a covenant (other than a
Restricted Payment Covenant) in any instrument or agreement
evidencing indebtedness of the Corporation (including,
without limitation, the Credit Agreement) shall not require
the affirmative vote of a 1940 Act Majority of the holders
of the Preferred Shares pursuant to this Section 4(f)(vii);
	(g)	The affirmative vote of the holders of a 1940 Act
Majority of the outstanding Preferred Shares, voting as a
separate class, shall be required to approve any plan of
reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act.
	(h)	The affirmative vote of the holders of a 1940 Act
Majority of any series of MRP Shares, voting separately as a series, shall be required with respect to (i) any matter that adversely affects the rights, preferences, or powers of such series in a manner different from that of other separate series of classes of the Corporation's shares of capital stock or (ii)
any matter described in Section 4(f)(vi).  The vote of holders of any shares described in this Section 4(h) will in each case be in addition to a separate vote of the requisite percentage of
Common Shares and/or Preferred Shares, if any, necessary to
authorize the action in question.
	(i)	Unless otherwise required by law, Holders of MRP Shares
shall not have any relative rights or preferences or other
special rights other than those specifically set forth herein.
The Holders of MRP Shares shall have no rights to cumulative voting.  If the Corporation fails to pay any dividends on the
MRP Shares, the exclusive remedy of Holders of MRP Shares shall be the right to elect directors pursuant to the provisions of this Section 4 and such other rights as are expressly provided for by the Charter or are available to stockholders under
applicable law or in a proceeding in equity.
	(j)	Any vote, amendment, waiver, or consent granted or to be
effected by any Holder of MRP Shares that has agreed to transfer such MRP Shares to the Corporation or any Affiliate of the
Corporation and has agreed to provide such waiver, vote,
amendment or modification as a condition to such transfer shall be void and of no effect except as to such Holder.
	(k)	The foregoing voting provisions shall not apply with
respect to the MRP Shares if, at or prior to the time when a vote is required, such shares have been (i) redeemed or
(ii) called for redemption and the Corporation shall have
deposited irrevocably in trust with the Paying Agent an amount of same-day funds sufficient to effect such redemption (and the
Holders shall have received such Funds).
SECTION 5.	LIQUIDATION RIGHTS.
	(a)	Upon the dissolution, liquidation or winding up of the
affairs of the Corporation, whether voluntary or involuntary, the Holders of MRP Shares then Outstanding, together with
holders of shares of any outstanding Preferred Shares ranking on a parity with the MRP Shares upon dissolution, liquidation or winding up, shall be entitled to receive and to be paid out of the assets of the Corporation (or the proceeds thereof)
available for distribution to its stockholders after
satisfaction of claims of creditors of the Corporation, but
before any distribution or payment shall be made in respect of the Common Shares, an amount equal to the liquidation preference with respect to such shares.  The liquidation preference for MRP
Shares shall be $25.00 per share, plus an amount equal to all accumulated dividends thereon (whether or not earned or declared but without interest) to the date payment of such distribution is made in full or an amount of same-day funds sufficient for the payment thereof is deposited irrevocably in trust with the
Paying Agent.  No redemption premium shall be paid upon any
liquidation even if such redemption premium would be paid upon optional or mandatory redemption of the relevant shares.  In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or otherwise, is permitted under the MGCL, amounts that would be needed, if the Corporation were to be dissolved at the time of
distribution, to satisfy the liquidation preference of the MRP
Shares will not be added to the Corporation's total liabilities.
	(b)	If, upon any liquidation, dissolution or winding up of
the affairs of the Corporation, whether voluntary or
involuntary, the assets of the Corporation available for
distribution among the holders of all outstanding Preferred
Shares shall be insufficient to permit the payment in full to holders of the amounts to which they are entitled, then the
available assets shall be distributed among the holders of all outstanding Preferred Shares ratably in any distribution of assets according to the respective amounts which would be
payable on all the shares if all amounts thereon were paid in full.
	(c)	Upon the dissolution, liquidation or winding up of the
affairs of the Corporation, whether voluntary or involuntary, until payment in full is made to the Holders of MRP Shares of the liquidation distribution to which they are entitled, (1) no dividend or other distribution shall be made to the holders of
Common Shares or any other class of shares of capital stock of the Corporation ranking junior to MRP Shares upon dissolution, liquidation or winding up and (2) no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Shares or any other class of shares of capital stock of the Corporation ranking junior to MRP
Shares upon dissolution, liquidation or winding up.
	(d)	A consolidation, reorganization or merger of the
Corporation with or into any company, trust or other legal
entity, or a sale, lease or exchange of all or substantially all of the assets of the Corporation in consideration for the
issuance of equity securities of another company, trust of other legal entity shall not be deemed to be a liquidation,
dissolution or winding up, whether voluntary or involuntary, for the purposes of this Section 5.
	(e)	After the payment to the holders of Preferred Shares of
the full preferential amounts provided for in this Section 5, the holders of Preferred Shares as such shall have no right or claim to any of the remaining assets of the Corporation.
	(f)	Subject to the rights of the holders of shares of any
series or class or classes of stock ranking on a parity with MRP
Shares with respect to the distribution of assets upon
dissolution, liquidation or winding up of the affairs of the Corporation, after payment shall have been made in full to the
Holders of the MRP Shares as provided in paragraph (a) of this
Section 5, but not prior thereto, any other series or class or classes of stock ranking junior to MRP Shares with respect to the distribution of assets upon dissolution, liquidation or
winding up of the affairs of the Corporation shall, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the MRP Shares shall not be entitled to share therein.
SECTION 6.	 RATING AGENCIES.
	(a)	If a Rating Agency shall cease to rate the securities of
closed-end management investment companies generally, the Board of Directors shall terminate the designation of such Rating
Agency as a Rating Agency hereunder.
	(b)	The Board of Directors may elect to terminate the
designation of any Rating Agency as a Rating Agency hereunder with respect to a series of MRP Shares so long as either (i)
immediately following such termination, there would be at least one Rating Agency providing a rating with respect to such series or (ii) it replaces the terminated Rating Agency with another
NRSRO and provides notice thereof to the Holders of such series; provided, however, that such replacement shall not occur unless such replacement Other Rating Agency shall have at the time of such replacement (A) published a rating for the MRP Shares of such series and (B) entered into an agreement with the
Corporation to continue to publish such rating subject to the
Rating Agency's customary conditions.
	(c)	The Board of Directors may also elect to designate one
or more other NRSROs as Other Rating Agencies hereunder with respect to a series of MRP Shares by notice to the Holders of such series of MRP Shares.
SECTION 7.	RATING AGENCY GUIDELINES.
	(a)	For so long as any MRP Shares are outstanding and any
Rating Agencies are then rating the MRP Shares, the Corporation will perform all actions required by the respective Rating
Agency Guidelines and will not engage in any transactions
proscribed by restrictions set forth in such Rating Agency
Guidelines, unless it has received written confirmation from the applicable Rating Agency that such noncompliance would not adversely affect the rating then assigned by such Rating Agency to the MRP Shares.
	(b)	Without limiting the generality of Section 7(a), for so
long as any MRP Shares are Outstanding and Fitch or any Other
Rating Agency which so requires is then rating such shares, the Corporation shall deliver to each Rating Agency which is then rating MRP Shares and any other party specified in the
respective Rating Agency Guidelines all certificates that are set forth in such Rating Agency Guidelines at such times and containing such information as set forth in such Rating Agency
Guidelines.
	(c)	The Rating Agency Guidelines of any Rating Agency may be
amended by such Rating Agency without the vote, consent or
approval of the Corporation, the Board of Directors, any Holder
of MRP Shares or any holder of Preferred Shares or Common Shares of the Corporation.  Any such amendment shall become effective for purposes of these Articles Supplementary if a Rating Agency publishes notice of new guidelines or upon the delivery to the Corporation of written notice setting forth such amendment.
SECTION 8.	NOTICES.
  All notices and communications to Holders of MRP Shares
provided for hereunder, unless otherwise specified in the Bylaws or these Articles Supplementary or otherwise required by
applicable law, shall be in writing and sent (a) by telecopy if the Corporation on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery
service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid), in each case to the respective addresses of such Holders of MRP Shares appearing in the record books of the Corporation. Notices under this Section 8 will be deemed given only when actually received.
SECTION 9.	WAIVER.
  To the extent permitted by Maryland law, holders of a 1940
Act Majority of the outstanding Preferred Shares, acting
collectively or voting separately from any other series, may by affirmative vote waive any provision hereof intended for their respective benefit in accordance with such procedures as may from time to time be established by the Board of Directors.
SECTION 10.	TERMINATION.
  If no MRP Shares of a particular series are Outstanding,
all rights and preferences of such shares of such series
established and designated hereunder shall cease and terminate, and all obligations of the Corporation under these Articles Supplementary shall terminate as to such series of MRP Shares.
SECTION 11.	MISCELLANEOUS.
	(a)	No fractional shares of MRP Shares shall be issued.
	(b)	MRP Shares that are redeemed, exchanged or otherwise
acquired by the Corporation shall return to the status of
authorized and unissued shares of Preferred Stock of the
Corporation without designation as to series.
	(c)	To the extent permitted by applicable law, the Board of
Directors may interpret or adjust the provisions of these
Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend these Articles Supplementary with respect to any series of MRP Shares prior to the issuance of shares of such series.
	(d)	References to sections, subsections, clauses, sub
clauses, paragraphs and subparagraphs are to such sections,
subsections, clauses, sub clauses, paragraphs and subparagraphs contained herein, unless specifically identified otherwise.
	(e)	The headings contained in these Articles Supplementary
are for convenience of reference only and shall not affect the meaning or interpretation of these Articles Supplementary.
SECTION 12.	DEFINITIONS.
  As used herein, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:
  "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first
Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Corporation.
  "Applicable Rate" means (i) the Series A Applicable Rate for the Series A MRP Shares, (ii) the Series B Applicable Rate for the Series B MRP Shares and (iii) the Series C Applicable
Rate for the Series C MRP Shares.
  "Asset Coverage Cure Date" means, with respect to the failure by the Corporation to satisfy the MRP Shares Asset
Coverage Test on the last day of any month, the date that is thirty (30) calendar days following such date.
  "Board of Directors" or "Board" means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.
  "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.
  "Bylaws" means the bylaws of the Corporation, as the same may be amended and restated from time to time.
  "Charter" has the meaning set forth on the first page of these Articles Supplementary.
  "Commission" means the United States Securities and
Exchange Commission.
  "Common Shares" means the shares of Common Stock, par value
$.001 per share, of the Corporation.
  "Common Stock" means "common stock" as defined in Article FOURTH of the Charter.
  "Cure Date" means the Asset Coverage Cure Date or the Overcollateralization Ratio Cure Date, as the case may be.
  "Default Period" has the meaning set forth in
Section 2(c)(ii) hereof.
  "Default Rate" means, with respect to any series of the MRP
Shares, for any calendar day, the Applicable Rate in effect on such day (without adjustment for any credit rating change on such series of the MRP Shares) plus 5% per annum.
  "Default Rate Cure Period" has the meaning set forth in
Section 2(c)(iii) hereof.
  "Delayed Redemption Date" has the meaning set forth in
Section 3(a)(iii) hereof.
  "Discounted Value" means, with respect to any asset held by the Corporation as of any date, the quotient of the Market Value of such asset divided by the applicable discount factor set forth in the applicable Rating Agency Guidelines, as adjusted to take account of any diversification requirements in the applicable Rating Agency Guidelines.
  "Dividend Default" has the meaning set forth in
Section 2(c)(ii) hereof.
  "Dividend Payment Date" means, with respect to any series of MRP Shares, the first (1st) Business Day of the month next following each Dividend Period.
  "Dividend Period" means, with respect to any series of MRP
Shares, the period beginning on and including the Original Issue
Date and ending on and including the next following Quarterly
Dividend Date, and each subsequent period from but excluding a Quarterly Dividend Date and ending on and including the next following Quarterly Dividend Date.
  "Dividend Rate" has the meaning set forth in
Section 2(c)(i) hereof.
  "Early Redemption Amount" means (i) the Series A MRP Shares
Early Redemption Amount in the case of the Series A MRP Shares,
(ii) the Series B MRP Shares Early Redemption Amount in the case of the Series B MRP Shares and (iii) the Series C MRP Shares
Early Redemption Amount in the case of the Series C MRP Shares.
  "Fitch" means Fitch Ratings, Inc. and its successors at law.
  "Fitch Guidelines" mean the guidelines provided by Fitch, as may be amended from time to time, in connection with Fitch's ratings then assigned on any series of the MRP Shares.
  "Holder" means, with respect to MRP Shares, the registered holder of MRP Shares as the same appears on the share ledger or share records of the Corporation.
  "LIBOR" means, with respect to any Dividend Period for a series of MRP Shares, the rate for deposits in U.S. dollars having a maturity of three months commencing on the first day of the Dividend Period that appears on the Reuters page LIBOR01 as of 11:00 A.M., London time, two London Business Days prior to the first day of such Dividend Period. If such rate does not appear on such page at such time, then the Paying Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected and identified by the Issuer, to provide the Paying Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the first day of the applicable
Dividend Period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, two London Business
Days prior to the first day of such Dividend Period and in a principal amount of $5,000,000. If at least two quotations are provided, then LIBOR will be the arithmetic mean of those rates.
If fewer than two quotations are provided, then LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00
A.M. in the City of New York, two London Business days prior to the first day of such Dividend Period by three major banks in the City of New York selected and identified by the Issuer for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount of $5,000,000;
provided, however, that if the banks selected and identified by the Issuer are not provided quotations in the manner described by this sentence, LIBOR for such Dividend Period shall be LIBOR in effect for the previous Dividend Period.
  The Reuters screen "LIBOR01" is the display designated as the Reuters screen "LIBOR01", or such other page as may replace the Reuters screen "LIBOR01" on that service or such other service or services as may be denominated for the purpose of displaying London interbank offered rates for U.S. dollar deposits by the British Bankers' Association (the "BBA"), its successor, such as ICE Benchmark Administration Limited or such other entity assuming the responsibility of the BBA or its successor in calculating the London Inter-Bank Offered Rate in the event the BBA or its successor no longer does so.
  "London Business Day" means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.
  "Mandatory Redemption Date" has the meaning set forth in
Section 3(a)(iii) hereof.
  "Market Value" means the market value of an asset of the Corporation determined as follows: Equity securities traded on a national or foreign securities exchange or traded over-the-counter and quoted on the NASDAQ Stock Market are valued at the last reported sale price using valuation data provided by an independent pricing service or, if there was no sale on the valuation date, then the security is valued at the mean of the bid and ask prices as obtained on that day from one or more dealers regularly making a market in that security. Fixed income securities are valued at the mean of bid and ask prices provided by an independent pricing service or broker-dealers when such prices are believed to reflect the fair market value of such securities. Such bid and ask prices are determined taking into account securities prices, yields, maturities, call features, ratings, and institutional size trading in similar securities and developments related to specific securities. Short-term investments having a maturity of 60 days or less at time of purchase are valued on an amortized cost basis, to the extent that amortized cost approximates market value. Any securities for which it is determined that market prices are unavailable or inappropriate are valued at a fair value using a procedure determined in good faith by the Board of Directors.
  "MGCL" means the Maryland General Corporation Law.
  "MRP Liquidation Preference Amount" means $25.00 per share.
  "MRP Shares" has the meaning set forth on the first page of these Articles Supplementary.
  "MRP Shares Asset Coverage Test" means that the asset coverage with respect to all outstanding Senior Securities and Preferred Shares, including all Outstanding MRP Shares, determined in accordance with Section 18(h) of the 1940 Act (as in effect on the first date of issuance of MRP Shares) on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination, is at least 225%.
  "MRP Shares Overcollateralization Test" means, so long as Fitch or any Other Rating Agency is then rating any series of the Outstanding MRP Shares, that all required
Overcollateralization Ratios are in compliance with the Applicable Rating Agency Guidelines of such Rating Agency.
  "1940 Act" means the Investment Company Act of 1940, as amended from time to time.
  "1940 Act Majority" has the meaning set forth in
Section 4(f) hereof.
  "Notice of Redemption" has the meaning set forth in
Section 3(c) hereof.
  "NRSRO" means a nationally recognized statistical ratings organization.
  "Original Issue Date" means, with respect to a series of MRP Shares, the original date of issue thereof. In the case of the Series A MRP Shares, the Series B MRP Shares and the
Series C MRP Shares, the Original Issue Date is August 24, 2015.
  "Other Rating Agency" means each NRSRO, if any, other than Fitch then providing a rating for any series of the MRP Shares pursuant to the request of the Corporation.
  "Other Rating Agency Guidelines" means the guidelines provided by each Other Rating Agency, as may be amended from time to time, in connection with the Other Rating Agency's rating of any series of MRP Shares.
  "Outstanding" or "outstanding" means, with respect to a series of MRP Shares, as of any date, the MRP Shares of such series theretofore issued by the Corporation except, without duplication, any MRP Shares of such series theretofore canceled, redeemed or repurchased by the Corporation. Notwithstanding the foregoing, (A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any of the MRP Shares to which the Corporation or any Affiliate of the Corporation shall be the Holder shall be disregarded and not deemed outstanding, and (B) for purposes of determining the MRP Shares Overcollateralization Test, MRP
Shares held by the Corporation shall be disregarded and not deemed outstanding but shares held by any Affiliate of the Corporation shall be deemed outstanding.
  "Overcollateralization Ratio," means, as of any date, each ratio, calculated in accordance with the applicable Rating
Agency Guidelines, of (a) the Discounted Value of the
Corporation's assets to (b) the aggregate liquidation preference of outstanding Preferred Shares plus certain liabilities of the Corporation.
  "Overcollateralization Ratio Cure Date" means, with respect to the failure by the Corporation to satisfy the Overcollateralization Ratio Test as of a given Valuation Date, the date which is ten (10) Business Days following such Valuation Date.
  "Parity Shares" shall have the meaning set forth in
Section 4(f)(iii) hereof.
  "Paying Agent" means The Bank of New York Mellon, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as paying agent with respect to the MRP Shares.
  "Person" or "person" means and includes an individual, a corporation, a partnership, a trust, a company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.
  "Preferred Shares" means the shares of Preferred Stock, par value $0.001 per share, including the MRP Shares, of the Corporation from time to time.
  "Preferred Stock" means "Preferred Stock" as defined in Article FOURTH of the Charter.
  "Quarterly Dividend Date" means the last day of each of March, June, September or December.
  "Rating Agency" means each of Fitch (if Fitch is then rating MRP Shares) and any Other Rating Agency.
  "Rating Agency Guidelines" mean Fitch Guidelines (if Fitch is then rating MRP Shares) and any Other Rating Agency
Guidelines (if any Other Rating Agency is then rating
MRP Shares), whichever is applicable.
  "Redemption Date" means any date on which the Corporation is required to redeem any MRP Shares pursuant to the provisions of these Articles Supplementary, determined without regard to the Special Proviso.
  "Redemption Default" has the meaning set forth in
Section 2(c)(ii) hereof.
  "SEC" means the Securities and Exchange Commission of the United States, or any successor thereto.
  "Securities Purchase Agreement" means the Securities
Purchase Agreement dated August 24, 2015, as amended from time to time, of the Corporation in respect of the MRP Shares.
  "Senior Securities" means indebtedness for borrowed money of the Corporation including, without limitation, bank borrowings and (without duplication) other indebtedness of the Corporation within the meaning of Section 18 of the 1940 Act.
  "Series A Applicable Rate" means the sum of (i) LIBOR plus
(ii) 1.85% (185 basis points), as adjusted (if applicable) in accordance with Section 2(c) hereof.
  "Series A MRP Shares" has the meaning set forth on the first page of these Articles Supplementary.
  "Series A MRP Shares Early Redemption Amount" means, in connection with any redemption of the Series A MRP Shares pursuant to Section 3(a)(i) or 3(a)(ii), an amount equal to the applicable percentage of the MRP Liquidation Preference Amount of the Series A MRP Shares or portion thereof to be redeemed as follows:
IF REDEEMED DURING THE 12 MONTH PERIOD ENDING
AUGUST 24,



APPLICABLE PERCENTAGE
2016                     2.00%
2017                     1.00%
2018                     1.00%
2019 and later years       0%

  "Series B Applicable Rate" means the sum of (i) LIBOR plus
(ii) 1.90% (190 basis points), as adjusted (if applicable) in accordance with Section 2(c) hereof.
  "Series B MRP Shares" has the meaning set forth on the second page of these Articles Supplementary.
  "Series B MRP Shares Early Redemption Amount" means, in connection with any redemption of the Series B MRP Shares pursuant to Section 3(a)(i) or 3(a)(ii), an amount equal to the applicable percentage of the MRP Liquidation Preference Amount of the Series B MRP Shares or portion thereof to be redeemed as follows:
IF REDEEMED DURING THE 12 MONTH PERIOD ENDING AUGUST 24,



APPLICABLE PERCENTAGE
2016                      2.00%
2017                      1.00%
2018                      1.00%
2019                      1.00%
2020 and later years        0%

  "Series C Applicable Rate" means the sum of (i) LIBOR plus
(ii) 1.95% (195 basis points), as adjusted (if applicable) in accordance with Section 2(c) hereof.
  "Series C MRP Shares" has the meaning set forth on the second page of these Articles Supplementary.
  "Series C MRP Shares Early Redemption Amount" means, in connection with any redemption of the Series C MRP Shares pursuant to Section 3(a)(i) or 3(a)(ii), an amount equal to the applicable percentage of the MRP Liquidation Preference Amount of the Series C MRP Shares or portion thereof to be redeemed as follows:
IF REDEEMED DURING THE 12 MONTH PERIOD ENDING AUGUST 24,



APPLICABLE PERCENTAGE
2016                         2.00%
2017                         2.00%
2018                         1.00%
2019                         1.00%
2020                         1.00%
2021                         0.50%
2022 and later years           0%

  "Special Proviso" shall have the meaning set forth in
Section 3(a)(iii) hereof.
  "Term Redemption Date" means (i) August 24, 2020 for the Series A MRP Shares, (ii) August 24, 2022 for the Series B MRP Shares and (iii) August 24, 2025 for the Series C MRP Shares, provided that if such day is not a Business Day, the payment otherwise due on the Term Redemption Date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of dividends payable on such next succeeding Business Day.
  "Valuation Date" means every Friday, or, if such day is not a Business Day, the next preceding Business Day; provided, however, that the first Valuation Date may occur on any other date established by the Corporation; provided, further, however, that such first Valuation Date shall be not more than one week from the date on which MRP Shares initially are issued.
  "Voting Period" shall have the meaning set forth in
Section 4(b) hereof.
[SIGNATURE PAGE FOLLOWS]



  IN WITNESS WHEREOF, Duff & Phelps Global Utility Income Fund
Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant
Secretary on August 24, 2015.